UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 20, 2014

SPECTRUM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35006	93-0979187
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11500 S. Eastern Ave., Ste. 240, Henderson, NV 89052

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (702) 835-6300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 20, 2014, Spectrum Pharmaceuticals, Inc. (the “Company”) and Merck & Cie, legal successor of Merck Eprova AG, a Swiss corporation (“Merck”) entered into a First Amendment (the “Amendment”) to the License Agreement by and between the Company and Merck dated as of May 23, 2006.

Pursuant to the Amendment, the definition of net sales under the license agreement was updated effective January 1, 2014 (the “Amendment Effective Date”) and is intended to match the Company’s revenue recognition in accordance with U.S. GAAP. In connection with the transition to the revised definition of net sales from the definition prior to the Amendment, the Company agreed to pay Merck approximately $1.1 million to reflect royalties on the product Fusilev® that would have become due under the prior definition of net sales after the Amendment Effective Date.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the Amendment, filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Amendment to License Agreement, dated June 20, 2014, by and between the Registrant and Merck Eprova AG.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2014	SPECTRUM PHARMACEUTICALS, INC.

	By:	/s/ Kurt A. Gustafson
Kurt A. Gustafson
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Amendment to License Agreement, dated June 20, 2014, by and between the Registrant and Merck Eprova AG.